UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/18/2014

Mondelez International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-16483

Virginia	52-2284372
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Three Parkway North
Deerfield, IL 60015
(Address of principal executive offices, including zip code)

(847) 943-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

Effective March 31, 2014, we are changing the exchange rate we use to translate the results of our Venezuelan operations into U.S. dollars and value our net monetary assets in Venezuela. There are currently three exchange rates used in Venezuela: (1) the official exchange rate of 6.3 bolivars to the U.S. dollar; (2) the rate determined by an auction process conducted by Venezuela's Complimentary System of Foreign Currency Administration ("SICAD I") and (3) the rate determined by a new market-based currency exchange market, referred to as SICAD II, that the Venezuelan government launched on March 24, 2014. We are now using the SICAD I rate instead of the official Venezuelan bolivar exchange rate that we were using previously. At March 31, 2014, the SICAD I exchange rate was 10.7 bolivars to the U.S. dollar and the SICAD II exchange rate was 50.85 bolivars to the U.S. dollar.

We believe the SICAD I rate is the most appropriate rate to use as it is most representative of the various exchange rates at which U.S. dollars are currently available to our entire Venezuelan business. While some of our net monetary assets or liabilities qualify for settlement at the official exchange rate, other operations do not, and we have utilized both the SICAD I and SICAD II auction processes. In addition, there is significant uncertainty about our ability to secure approval for transactions and the limited availability of U.S. dollars offered at the official rate. As such, we believe it is more economically representative to use the SICAD I rate than the official rate to value our net monetary assets and translate future operating results. Because the SICAD I rates are determined by periodic auctions, the exchange rate available through SICAD I could vary throughout the year. These variations will affect the value of our net monetary assets and our operating results in Venezuela in future quarters.

The change to SICAD I will result in a currency remeasurement pretax charge of approximately $140 million in the three months ended March 31, 2014 related to our net monetary assets in Venezuela. After giving effect to the currency remeasurement charge, our bolivar-denominated net monetary assets as of March 31, 2014 were approximately $200 million. The remeasurement charge, as well as any similar future charges, will now be excluded from our non-GAAP financial measures of Adjusted Operating Income and Adjusted Earnings Per Share. For comparability purposes, we will also exclude a similar remeasurement pretax charge of $54 million from our earnings in the three months ended March 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mondelez International, Inc.

Date: April 22, 2014	By:	/s/ David A. Brearton
David A. Brearton
Executive Vice President and Chief Financial Officer